UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
October 11, 2023
Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive
Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 Par Value Per Share	LYV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 11, 2023, Live Nation Entertainment, Inc. (“Live Nation” or the “Company”) entered into an amended and restated employment agreement with John Hopmans, effective as of January 1, 2024 (the “Agreement”), to serve as Live Nation’s Executive Vice President, M&A and Strategic Finance. The term of the Agreement ends on December 31, 2028. After that date, unless earlier terminated, Mr. Hopmans’ employment with Live Nation will be on an at-will basis. Mr. Hopmans’ existing employment agreement is set to expire on December 31, 2023.
Under the Agreement, Mr. Hopmans receives a base salary of $1,500,000 per year, and will be eligible to receive annual salary increases at the discretion of the Compensation Committee. Mr. Hopmans is eligible to receive an annual cash performance bonus with a target equal to 100% of his base salary, based on the achievement of performance targets to be established annually by the Compensation Committee.
In connection with, and pursuant to, the Agreement, on October 11, 2023, Mr. Hopmans received a grant targeted at 289,300 performance shares (the “Performance Shares”), to vest and be settled in restricted shares of Company common stock from time to time during a performance period running from January 1, 2024 through December 31, 2028 upon attainment of various stock price targets for a period of 60 days (which do not have to be consecutive) during such performance period, with the actual number of shares earned ranging from 0% to 100% of the target award amount. The grant is subject to Mr. Hopmans’ continued employment with Live Nation. The performance share award was made pursuant to the Company’s form of performance share award agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
If Mr. Hopmans is terminated by Live Nation without cause or Mr. Hopmans terminates his employment for good reason, subject to Mr. Hopmans’ execution of a general release of claims, he will receive a cash payment equal to his base salary multiplied by two, along with the immediate acceleration of the vesting of all unvested Company equity awards (other than the Performance Shares, which shall accelerate only with respect to those shares for which a stock price target has been met for the requisite time as of the date of termination) then held by Mr. Hopmans.
The Agreement also contains customary non-disclosure, non-solicitation and indemnification provisions. The description of Agreement set forth above is qualified in its entirety by the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Employment Agreement, effective as of January 1, 2024, by and between Live Nation Entertainment, Inc. and John Hopmans.
10.2	Form of Performance Share Award Agreement (incorporated by reference to Exhibit 10.3 to the issuer’s Form 8-K filed December 23, 2022).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Senior Vice President and Chief Accounting Officer
October 13, 2023